Exhibit 99.1

Public Relations Contact: Bob Wientzen Quantum Corp. +1 (720) 201-8125 bob.wientzen@quantum.com	For Release: Dec. 17, 2019 1:15 p.m. PDT

Quantum Adds Cisco Veteran to Board of Directors to Help Guide Growth and Technology Momentum

Rebecca Jacoby Brings Transformative Business Management Experience and Vision

SAN JOSE, Calif. — Dec. 17, 2019 — Quantum Corp. (OTCPK: QMCO) today announced that Rebecca Jacoby has joined the company’s Board of Directors. She will serve on the Board’s Audit Committee and Leadership and Compensation Committee.

Jacoby joins Quantum’s board as the company expands its product portfolio in the high-speed processing and management of video and video-like data, and the long-term, low-cost archive of unstructured data. The addition of Jacoby to the board underscores Quantum’s drive for operational excellence.

“With the company now restored to responsible and accountable governance, and with continued significant shareholder representation on the Board, Quantum is turning its focus to growth,” said Jamie Lerner, President and CEO of Quantum. “With experience as both CIO and Senior Vice President of Operations at Cisco, a highly respected business leader, Rebecca offers a track record of operational excellence and technology leadership that will be a real asset to Quantum’s Board. Rebecca brings greater diversity to our Board, and a technical depth that will be valued.”

Jacoby served as senior vice president of Operations at Cisco Systems Inc., a worldwide leader in IT networking, which was recently ranked fifth best managed company worldwide in 2019 by The Wall Street Journal. Jacoby held the position of CIO for 8 years, and retired from Cisco in 2018 after more

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Quantum Adds Cisco Veteran to Board of Directors to Help Guide Growth and Technology Momentum

December 17, 2019, 1:15 p.m. PDT – Page 2

than 22 years of service. As SVP of Operations, she led Cisco’s global operations, driving profitable growth. She also oversaw various functions including IT, supply chain, security and trust, global procurement and employee services and workplace resources. Known for her demonstrated understanding of how to drive operational excellence, innovative problem solving and talent development, Ms. Jacoby was inducted into the CIO Hall of Fame by CIO magazine and was recognized by Forbes as a “Superstar CIO” in 2012.

“With the restatement completed and new governance practices now in place, and with a sharper focus on innovation and profitable sales, Quantum has been on a roll with a brisk pace of new product development,” said Rebecca Jacoby. “This is a particularly exciting time to join Quantum’s Board, and I look forward to applying my experience to help Quantum grow and realize its true potential.”

About Quantum

Quantum technology and services help customers capture, create and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. See how at www.quantum.com.

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Quantum and the Quantum logo are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, the addition and potential contributions of Rebecca Jacobry to the Company and its Board of Directors, statements relating to the Company’s growth, technology momentum and related events are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 6, 2019. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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